Exhibit 10.35

                           REPLACEMENT PROMISSORY NOTE

$700,000.00                                  Indianapolis, Indiana
                                             Dated: February 26, 2002
                                             Final Maturity Date: March 1, 2007

This Promissory Note replaces a curtain Promissory Note of even date herewith by and between Obsidian Enterprises, Inc. and DC Investments, LLC also in an amount of $700,00 which is attached hereto.

     On or before March 1, 2007 ("Final Maturity"), OBSIDIAN ENTERPRISES, INC., a Delaware corporation (the "Maker") promises to pay to the order of FAIR HOLDINGS, INC., an Ohio corporation, (the "Lender") at his principal office at 111 Monument Circle, Suite 4$00, Indianapolis, Indiana, the principal sutra of SEVEN RUNDRED THOUSAND AND N01100 DOLLARS ($700,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Lender under the terms described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided herein.

     The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Lender and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facia to be correct as to such matters.

     Each of the following shall constitute an Event of Default under this Note:

     (a) Nonpayment of Loan: Default in the payment when due of any amount payable under the terms of this Note, or otherwise payable to the Lender or any holder of this Note under the terms of this Note;

     (b) Bankruptcy, Insolvency, etc.: Maker admitting in writing the inability to pay his debts as they mature or an administrative or judicial order or determination of insolvency being entered against Maker; or Maker making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for Maker or a substantial part of his property and not being discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under the bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against Maker.

Interest on the unpaid balance of the Loan outstanding from time to time prior to Final Maturity will accrue at a per annum rate equal to Fifteen percent (15%). Interest shall begin to accrue on the date of this Note and shall be due and payable on the first day of each month until Final Maturity. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

     Upon an Event of Default, including failure to pay upon Final Maturity, Lender at his option may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note two percent (2%) and (b) add any unpaid accrued interest to the principal and such sum will bear interest thereon until paid at the rate provided in this Note. The interest rate will not exceed the maximum rate permitted by applicable lava.

     The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity, Principal may be prepaid at anytime without penalty.

     If any installment of interest due under the terms of this Note is not paid when due, then the Lender or any subsequent holder of this Note may, at its option and without notice, declare the entire principal amount of the Note and al l accrued interest immediately due and payable.

     If payment is 10 days or more late, Maker will be charged 5% of the regularly scheduled payment. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Lender of any late payment fee assessed, or the failure of the Lender in any instance to assess a late payment fee shall not be construed as a waiver by the Lender of its right to assess late payment fees thereafter.

     Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payment among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in his sole discretion.

     The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

     All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

     This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

     THE MAKER AND LENDER (BY ACCEPTANCE OF THIS NOTE) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTCIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON A CONTRACT, TORT OR
OTHERWISE) BETWEEN MAKER AND LENDER ARISING OUT OF OR ANY WAY RELATED TO THIS NOTE OR ANY RRELATIONSHIP BETWEEN LENDER AND MAKER. THIS PROVISION IS A MATERIAL INDUCMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN. "MAKER" OBSIDIAN ENTERPRISES, INC.


By:     /s/ Timothy S. Durham
     ------------------------------------------------
        Timothy S. Durham
Its:    Chief Executive Officer

     DC Investments, LLC hereby consents to this replacement Promissory Note and hereby deems this Promissory Note to have replaced the attached Promissory Note.

DC Investments, LLC


By:  /s/ Timothy S. Durham
    -------------------------------------------------
        Timothy S. Durham
        Managing Member

                                    CANCELLED


                                 Promissory Note

Principal Amount:  $700,000                                 Due:  March 1, 2007

     FOR VALUE RECEIVED, the undersigned, Obsidian Enterprises, Inc., a Delaware corporation ("Maker") promises to pay to the order of DC Investments, LLC, an Indiana limited liability corporation, an Ohio corporation "(Payee") the principal sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00) with interest thereon at the rate of fifteen percent (15%) per annum, and with payment in full of the entire unpaid principal balance of this Note and all interest accrued but unpaid in respect to this Note on or before March 1, 2007 ("Maturity Date").

     Interest shall be paid monthly and a final payment in an amount equal to the then unpaid principal, all accrued and unpaid interest and any and all other charges set forth herein shall be due and payable on March 1, 2007. Said monthly interest payments shall commence on the 1st day of April, 2002 and continue on the same date of each month thereafter.

     In addition, Maker agrees to pay interest after maturity of any unpaid monthly interest payment or after the maturity of this Promissory Note at a rate of interest equal to twenty percent (20%) per annum, until any late monthly interest payment or this Promissory Note is paid in full.

     All or a portion of the unpaid principal balance of this Note and accrued interest thereon may be prepaid at any time without premium or penalty; however, any prepayments shall be applied first to accrued and unpaid interest.

     Payment of both principal and interest of this Note are to be made at the offices of Payee at 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, or at such other place as the holder shall designate to Maker in writing, in lawful money of the United States of America. All payments shall be applied first to accrued interest and then to principal.

     In the event of Maker's failure to make timely payment of any amount due under this Note, or Maker's failure to make timely payment of any other amounts of any kind due from Maker to the holder, the holder may, at its option, declare all amounts under this Note to be immediately due and payable. If the holder is required to bring suit to effect collection of this Note, all costs and expenses of collection, including, but not limited to, the holder's attorneys' fees, shall be paid by Maker.

     This Note shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to conflicts or choice of law principles.

     Made and delivered at Indianapolis, Indiana on this 26th day of February, 2002.

                                              OBSIDIAN ENTERPRISES, INC.



                                              By: /s/ Timothy S. Durham
                                                 ------------------------------
                                                  Timothy S. Durham, Chairman